FIRST AMENDMENT TO THE RUBY TUESDAY, INC.
                         DEFERRED COMPENSATION PLAN
                    (As Restated Effective July 1, 1997)


  THIS FIRST AMENDMENT is made as of this 28th day of May, 1998, by RUBY TUESDAY, INC. (the "Primary Sponsor"), a corporation organized and existing under the laws of the State of Georgia.

                             W I T N E S S E T H:

  WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Deferred Compensation Plan (the "Plan"), which was established by indenture dated December 18, 1989 and restated effective as of July 1, 1997.

  WHEREAS, the Primary Sponsor desires to amend the Plan to increase deferral opportunities for Plan participants and to make certain other changes in the design of the Plan, as described herein.


  NOW, THEREFORE, the Plan is hereby amended, effective June 15, 1998, as follows:

     1.  By adding two new final sentences to Section 1.1(a) as follows:

          "The Employee Deferred Account may consist of a Company Stock Subaccount which shall hold shares of Company Stock and cash attributable to the investment of Deferral Amounts (and any earnings thereon) in an Investment Fund consisting primarily of Company Stock and an Other Investment Subaccount which shall hold all other assets attributable to the Employee Deferred Account. The Company Stock Subaccount and Other Investment Subaccount for the Employee Deferred Account shall be maintained separately from the subaccounts maintained for the Company Matching Account."

     2.  By adding a new Section 1.3A as follows:

          "1.3A `Annual Bonus' means an amount paid to an Employee as an incentive-based payment as a component of his Annual Compensation, but which is specifically classified as an annual bonus payment by the Company."

     3. By deleting Section 1.4 in its entirety and by substituting therefor the following:

          "1.4 `Annual Compensation' means `Annual Compensation,' as that term is defined under the Salary Deferral Plan for purposes of making contributions pursuant to a salary deferral election, as the same may be amended from time to time, but without regard to the limitation on compensation that may be recognized under Code Section 401(a)(17), plus any Deferral Amounts credited to a Member during the Plan Year and amounts which are contributed by the Company pursuant to a salary reduction agreement and which are not includable in the gross income of the Member under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b)."

     4.  By adding a new Section 1.26A as follows:

          "1.26A `Trust' means the grantor trust maintained by the Primary Sponsor as a source for the payment of benefit obligations under the Plan."

     5. By deleting Section 3.1 in its entirety and by substituting therefor the following:

           "3.1 (a) Each Plan Year, a Member who is an Eligible Employee may elect to defer under the Plan a portion of the Annual Compensation otherwise payable to him for the Plan Year, which amount shall be at least two percent (2%) of Annual Compensation (exclusive of any Annual Bonus) and shall be in increments of one percent (1%) of Annual Compensation (exclusive of any Annual Bonus), but not in excess of one hundred percent (100%) of Annual Compensation (exclusive of any Annual Bonus), less all applicable withholdings.

                 (b) Each Plan Year, a Member who is an Eligible Employee may elect to defer under the Plan a portion of any Annual Bonus otherwise payable to him for the Plan Year, which amount shall be at least two percent (2%) of any such Annual Bonus and shall be in increments of one percent (1%) of any such Annual Bonus, but not in excess of one hundred percent (100%) of any such Annual Bonus, less all applicable withholdings."

     6. By deleting Section 3.2 in its entirety and by substituting therefor the following:

          "3.2  All elections to defer Annual Compensation under Plan
Section 3.1 may only be made pursuant to an agreement between the Member and the Plan Sponsor which shall be in such form and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the amount of the Annual Compensation of the Member that the Member desires to defer. Once a Member has made an election for a Plan Year, the Member may revoke or modify his election to reduce the rate of future deferrals pursuant to normal administrative procedures as may be established from time to time by the Plan Administrator. Once an election has been revoked or modified, any subsequent election by the Member shall be effective pursuant to normal administrative procedures as may be established from time to time by the Plan Administrator. Notwithstanding the foregoing, no election to defer Annual Bonus may be made after the later of the last day of the performance period for which the Annual Bonus is payable or the date on which the Annual Bonus is determined."

      7. By deleting Section 4.3(c) in its entirety and by substituting therefor the following:

          "4.3(c)	Subject to the other provisions of this Section and
such other rules as may be promulgated by the Plan Administrator from time to time, a Member may select how his Employee Deferred Account is to be invested among Investment Funds. If a Member selects an Investment Fund consisting primarily of Company Stock for the investment of future Deferral Amounts or any portion of his existing Employee
Deferred Account, the Member shall not be allowed at any later time to reinvest those amounts among other Investment Funds. Notwithstanding the foregoing, upon prior written notice to a Member, the Plan Administrator may revise or give no effect to a Member's investment selections. If no investment election has been properly or timely filed with the Plan Administrator or if the Plan Administrator, upon prior written notice to the Member, modifies the Member's election, the Employee's Employee Deferred Account shall be credited with the net income or net loss of the investment selected by the Plan Administrator. Any selection of an investment by Reporting Persons shall be subject to the further restrictions of Plan Section 4.3(d)."

     8. By deleting from Section 5.1 the phrase "is an Employee and" from the first sentence thereof.

     9. By deleting the last sentence from Section 5.2 and by substituting therefor the following:

          "A payment under this Section shall be made in a lump sum (in kind to the extent the Member's Employee Deferred Account is invested in Company Stock) and shall be charged against the Member's Employee Deferred Account as of the Valuation Date coinciding with or immediately preceding the date of payment. Notwithstanding the foregoing, any shares of Company Stock distributed to any Member who is or was a Reporting Person at any time within six (6) months prior to the date that his Accrued Benefit is paid shall be treated as restricted stock for a period of up to six months from the distribution date as necessary to preserve available exemptions under Section 16 of the Securities Exchange Act of 1934."

     10. By deleting Section 7.2 in its entirety and by substituting therefor the following:

          "7.2 The form of payment of the Accrued Benefit of a Member shall be selected by the Plan Administrator and shall be in either a lump sum or annual or more frequent installments. The payment of a Member's Employee Deferred Account shall be in kind in shares of Company Stock to the extent that Account is invested in Company Stock and otherwise in cash and the Member's Company Matching Account shall be paid in Company Stock; except that on or after a Change of Control, payment of a Member's Accrued Benefit shall be in cash. Notwithstanding the foregoing, any shares of Company Stock distributed to any Member who is or was a Reporting Person at any time within six (6) months prior to the date that his Accrued Benefit is paid shall be treated as restricted stock for a period of up to six months from the distribution date as necessary to preserve available exemptions under Section 16 of the Securities Exchange Act of 1934."

  Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

  IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.



RUBY TUESDAY, INC.

By:

Title:


ATTEST:


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